Exhibit 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned hereby certifies that he is the duly appointed and acting Chief Executive Officer of Mergence Corporation, a Delaware corporation (the "Company") and hereby further certifies as follows:

(1) The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of

Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

November12, 2004 /s/ Thomas Hemingway ------------------------ Thomas Hemingway President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of Mergence Corporation, a Delaware corporation (the "Company") and hereby certifies as follows:

(1) The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of

Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

November 12, 2004 /s/ T. Richard Hutt ----------------------- T. Richard Hutt Chief Financial Officer